Exhibit 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces First Quarter 2011 Results;

Reaffirms Full Year Operating Earnings Guidance Range

CHICAGO (April 27, 2011) – Exelon Corporation (NYSE: EXC) announced first quarter 2011 consolidated earnings as follows:

	First Quarter
	2011	2010
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$778	$662
Diluted Earnings per Share	$1.17	$1.00
GAAP Results:
Net Income ($ millions)	$668	$749
Diluted Earnings per Share	$1.01	$1.13

“Our first quarter earnings were above our expectations primarily driven by results at Generation, including the performance of our generating units during a February cold snap in the Dallas area,” said John W. Rowe, chairman and chief executive officer. “Our operating and financial performance in the first quarter keeps us comfortably on track to be within our earnings guidance range of $3.90 to $4.20 per share. Our nuclear operations also had a strong quarter, with a 94.8 percent capacity factor. Our fleet remains safe and reliable, and we are working closely with regulators, policymakers and the industry to ensure we stay current with any lessons learned from the Fukushima event.”

First Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings increased to $1.17 per share in the first quarter of 2011 from $1.00 per share in the first quarter of 2010, primarily due to:

•

The effect at Exelon Generation Company, LLC (Generation) of higher realized energy prices in the Mid-Atlantic region due to the expiration of the power purchase agreement (PPA) with PECO Energy Company (PECO), favorable capacity pricing primarily related to the Reliability

Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market, and increased nuclear volume primarily reflecting the effect of fewer nuclear outage days in 2011; and

•	The effect of new electric and gas distribution rates at PECO effective January 2011.

Higher first quarter 2011 earnings were partially offset by:

•	The effect of a credit in 2010 for the recovery of uncollectible accounts expense at Commonwealth Edison Company (ComEd);

•	The effect of competitive transition charge (CTC) recoveries in 2010, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010; and

•	Higher operating and maintenance expense.

Adjusted (non-GAAP) operating earnings for the first quarter of 2011 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(89)	$(0.14)
Non-cash charge to remeasure deferred taxes at higher Illinois corporate tax rates	$(29)	$(0.04)
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$24	$0.04
Costs associated with the planned retirement of certain Generation fossil generating units	$(16)	$(0.02)

Adjusted (non-GAAP) operating earnings for the first quarter of 2010 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market gains primarily from Generation’s economic hedging activities	$142	$0.21
Non-cash charge resulting from health care legislation related to Federal income tax changes	$(65)	$(0.10)
Unrealized gains related to NDT fund investments to the extent not offset by contractual accounting	$20	$0.03
Costs associated with the retirement of certain Generation fossil generating units	$(8)	$(0.01)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(2)	—

2011 Earnings Outlook

Exelon reaffirmed a guidance range for 2011 adjusted (non-GAAP) operating earnings of $3.90 to $4.20 per share. Operating earnings guidance is based on the assumption of normal weather for the balance of the year.

The outlook for 2011 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Non-cash charge to remeasure deferred taxes at higher Illinois corporate tax rates

•	Financial impacts associated with the planned retirement of fossil generating units

•	Other unusual items

•	Significant changes to GAAP

First Quarter and Recent Highlights

•

U.S. Environmental Protection Agency (EPA) Air Toxics and Cooling Water Rules: On March 16, 2011, the EPA issued a draft air toxics rule under the Clean Air Act, which will require existing and new coal-fired electricity generating plants to reduce emissions of mercury and other hazardous air pollutants. The proposed rule is in line with Exelon’s expectations and provides for facilities to meet the standards by late 2014, with limited exceptions. A public comment period lasts 60 days after the rule is published in the Federal Register. Final action by the EPA is required by November 2011.

On March 28, 2011, the EPA proposed standards to protect fish and other aquatic life under section 316(b) of the Clean Water Act for cooling water systems at large power plants and industrial facilities. The proposed rules address the primary issues in the manner Exelon anticipated; cooling towers are not required as the best technology available for entrainment standards and cost-benefit analysis must be performed. The public comment period lasts 90 days after the rule is published in the Federal Register. A final rule is due by July 2012.

•

Nuclear Operations: On March 11, 2011, Japan experienced a 9.0 magnitude earthquake and ensuing tsunami that seriously damaged the nuclear units at the Fukushima Daiichi plant, which is operated by Tokyo Electric Power Co. Generation is confident its nuclear generating facilities do not have the same operating risks as the Fukushima Daiichi plant because they are designed to withstand extreme environmental hazards, including floods and earthquakes, even though Generation’s plants are not located in significant earthquake zones or in regions where tsunamis are a threat. Generation continues to work with regulators and industry organizations to understand the events in Japan and apply lessons learned. The industry is already taking specific steps to respond. Generation has completed actions requested by the Institute of Nuclear Power Operations (INPO), which include tests that verified its emergency equipment is available and functional, walk-downs on its procedures related to critical safety equipment, and verification of current qualifications of operators and support staff needed to implement the procedures. Generation will continue to engage in industry assessments and actions.

Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,192 gigawatt-hours (GWh) in the first quarter of 2011, compared with 34,109 GWh in the first quarter of 2010. The Exelon-operated nuclear plants achieved a 94.8 percent capacity factor for the first quarter of 2011 compared with 92.3 percent for the first quarter of 2010. The Exelon-operated nuclear plants completed one scheduled refueling outage and began two others in the first quarter of 2011, compared with completing three scheduled refueling outages and beginning two others in the first quarter of 2010. Among the planned outages completed in last year’s first quarter was the extended refueling outage at Three Mile Island Unit 1, which included the replacement of steam generators. As a result, the number of refueling outage days totaled 44 in the first quarter of 2011 versus 101 days in the first quarter of 2010. The number of non-refueling outage days at the Exelon-operated plants totaled 14 days in the first quarter of 2011 compared with 5 days in the first quarter of 2010.

•

Nuclear Uprate Program: On April 8, 2011, the U.S. Nuclear Regulatory Commission (NRC) approved Generation’s request to increase the generating capacity of both units of the Limerick Generating Station by 1.65 percent, or 16 megawatts, each. The NRC’s evaluation determined that Generation could safely increase the power output of the units. Exelon plans to implement the uprate for Unit 1 within 90 days of the NRC’s approval and for Unit 2 within 90 days of the completion of its refueling outage on April 24, 2011.

•

Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 2.3 percent in the first quarter of 2011, compared with 3.8 percent in the first quarter of 2010. The improvement was largely due to approximately the same forced outage hours in the first quarter of 2011 while the fossil units operated more hours, primarily reflecting cold weather in Texas in February. The equivalent availability factor for the hydroelectric facilities was 97.8 percent in the first quarter of 2011, compared with 95.4 percent in the first quarter of 2010. The improvement in 2011 was due to planned inspections that were performed in March 2010.

•

Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of March 31, 2011 is 93 to 96 percent for 2011, 73 to 76 percent for 2012 and 38 to 41 percent for 2013. The primary objectives of Exelon’s hedging program are to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

•

ComEd Electric Distribution Rate Case: On June 30, 2010, ComEd filed a rate increase request with the Illinois Commerce Commission (ICC) to allow the utility to continue modernizing its electric delivery system and recover the cost of substantial investments made since the last rate filing in 2007. In subsequent testimony, ComEd revised its requested revenue increase to $343 million, reflecting certain adjustments to its original request of $396 million. On April 1, 2011, the Administrative Law Judges issued a proposed order, which recommends a $152 million increase. After an 11-month proceeding with input from all stakeholders, the ICC is expected to issue its decision about any increase in rates in late May 2011.

•	Illinois Proposed Energy Infrastructure and Modernization Act: On February 8, 2011, legislation (House Bill 14) was introduced in the Illinois General Assembly that would modernize Illinois’ electric grid. The proposal includes a policy-based approach which would provide a more predictable ratemaking system and would enable utilities to modernize the electric grid and set the stage for fostering economic development while creating and retaining jobs. The proposed legislation includes a process for determining formula rates that would provide for the recovery of actual costs of service that are prudent and reasonable. On April 14, 2011, House Bill 14 was unanimously passed out of the Illinois House Public Utilities Committee subject to the commitment that there would be further negotiations with stakeholders. The current legislative session is scheduled to adjourn at the end of May 2011.

•

Financing Activities: On March 23, 2011, Exelon Corporate, Generation and PECO replaced their unsecured revolving credit facilities with new facilities with aggregate bank commitments of $500 million, $5.3 billion and $600 million, respectively. These credit facilities expire on March 23, 2016, unless extended. On March 25, 2010, ComEd had replaced its $952 million credit facility with a similar $1 billion unsecured revolving credit facility that expires on March 25, 2013, unless extended.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

First quarter 2011 net income was $495 million compared with $561 million in the first quarter of 2010. First quarter 2011 net income included (all after tax) mark-to-market losses of $89 million from economic hedging activities, a non-cash charge of $21 million to remeasure deferred taxes at higher Illinois corporate tax rates, unrealized gains of $24 million related to NDT fund investments and costs of $16 million associated with the planned retirement of certain fossil generating units. First quarter 2010 net income included (all after tax) mark-to-market gains of $142 million from economic hedging activities, unrealized gains of $20 million related to NDT fund investments, a charge of $26 million related to the passage of Federal health care legislation, costs of $8 million associated with the retirement of certain fossil generating units and a charge of $1 million for costs associated with the 2007 Illinois electric rate settlement. Excluding the effects of these items, Generation’s net income in the first quarter of 2011 increased $163 million compared with the same quarter in 2010 primarily due to:

•

The impact on energy gross margin of higher realized energy prices in the Mid-Atlantic region due to the expiration of the PPA with PECO, favorable capacity pricing primarily related to RPM and increased nuclear volume largely reflecting fewer outage days.

The increase in net income was partially offset by:

•	Increased depreciation expense;

•	The impact on energy gross margin of higher nuclear fuel costs; and

•	Higher interest expense.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $44.30 per MWh in the first quarter of 2011 compared with $37.26 per MWh in the first quarter of 2010.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $69 million in the first quarter of 2011, compared with net income of $116 million in the first quarter of 2010. First quarter net income in 2011 included an after-tax non-cash charge of $4 million to remeasure deferred taxes at higher Illinois corporate tax rates. First quarter net income in 2010 included after-tax charges of $12 million related to the passage of Federal health care legislation and $1 million associated with the 2007 Illinois electric rate settlement. Excluding the effects of these items, ComEd’s net income in the first quarter of 2011 was down $56 million from the same quarter in 2010 primarily reflecting:

•	The credit in 2010 for the recovery of uncollectible accounts expense; and

•	The recording of an estimated refund obligation as a result of the September 2010 Illinois Appellate Court ruling regarding ComEd’s 2007 rate case.

In the first quarter of 2011, heating degree-days in the ComEd service territory were up 7.1 percent relative to the same period in 2010 and were 3.9 percent above normal. As a result, ComEd’s total retail electric deliveries increased 1.2 percent quarter over quarter.

Weather-normalized retail electric deliveries decreased 0.1 percent in the first quarter of 2011, primarily reflecting a decrease in deliveries to residential customers. For ComEd, weather had a favorable after-tax effect of $3 million on first quarter 2011 earnings relative to 2010 and a favorable after-tax effect of $2 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the first quarter of 2011 was $126 million, up from $101 million in the first quarter of 2010. First quarter net income in 2010 included an after-tax charge of $10 million related to the passage of Federal health care legislation. Excluding the effect of this item, PECO’s net income in the first quarter of 2011 was up $15 million from the same quarter in 2010 primarily reflecting:

•	The effect of new electric and gas distribution rates effective January 2011; and

•	Lower interest expense on long-term debt.

The increase in net income was partially offset by the effect of CTC recoveries in 2010, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010.

In the first quarter of 2011, heating degree-days in the PECO service territory were up 3.9 percent from 2010 and were close to normal. Total retail electric deliveries were down 0.6 percent from last year, primarily reflecting a decrease in deliveries to large commercial and industrial customers. On the retail gas side, deliveries in the first quarter of 2011 were up 4.2 percent from the first quarter of 2010, largely driven by the effects of colder weather conditions compared with last year.

Weather-normalized retail electric deliveries were down 1.1 percent in the first quarter of 2011, primarily reflecting a decline in large commercial and industrial deliveries. Weather-normalized retail gas deliveries were up 0.7 percent in the first quarter of 2011. For PECO, weather had a favorable after-tax effect of $4 million on first quarter 2011 earnings relative to 2010 and an unfavorable after-tax effect of $2 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliation on page 6, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on April 27, 2011.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on April 27, 2011. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 58390808. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

Telephone replays will be available until May 11. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 58390808.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s First Quarter 2011 Quarterly Report on Form 10-Q (to be filed on April 27, 2011) in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 12 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

###

Exelon Corporation is one of the nation’s largest electric utilities with more than $18 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity,

with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 490,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended March 31, 2011 and 2010	10

Business Segment Comparative Statements of Operations - Generation and ComEd - Three Months Ended March 31, 2011 and 2010	11

Business Segment Comparative Statements of Operations - PECO and Other - Three Months Ended March 31, 2011 and 2010	12

Consolidated Balance Sheets - March 31, 2011 and December 31, 2010	13

Consolidated Statements of Cash Flows - Three Months Ended March 31, 2011 and 2010	14

Reconciliation of Adjusted (non - GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon-Three Months Ended March 31, 2011 and 2010	15

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended March 31, 2011 and 2010	16

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three Months Ended March 31, 2011 and 2010	18

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three Months Ended March 31, 2011 and 2010	19

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three Months Ended March 31, 2011 and 2010	20

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three Months Ended March 31, 2011 and 2010	21

Exelon Generation Statistics-Three Months Ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010	22

ComEd Statistics - Three Months Ended March 31, 2011 and 2010	23

PECO Statistics - Three Months Ended March 31, 2011 and 2010	24

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended March 31, 2011
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,739	$1,466	$1,153	$(306)	$5,052
Operating expenses
Purchased power	549	789	451	(304)	1,485
Fuel	430	—	182	—	612
Operating and maintenance	754	248	186	(3)	1,185
Operating and maintenance for regulatory required programs(a)	—	18	20	—	38
Depreciation and amortization	139	134	48	6	327
Taxes other than income	66	77	56	4	203

Total operating expenses	1,938	1,266	943	(297)	3,850

Operating income (loss)	801	200	210	(9)	1,202

Other income and deductions
Interest expense	(45)	(85)	(34)	(17)	(181)
Other, net	75	4	6	8	93

Total other income and deductions	30	(81)	(28)	(9)	(88)

Income (loss) before income taxes	831	119	182	(18)	1,114
Income taxes	336	50	56	4	446

Net income (loss)	$495	$69	$126	$(22)	$668

	Three Months Ended March 31, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,421	$1,415	$1,455	$(830)	$4,461
Operating expenses
Purchased power	208	753	524	(827)	658
Fuel	391	—	211	(1)	601
Operating and maintenance	740	159	181	(18)	1,062
Operating and maintenance for regulatory required programs(a)	—	19	8	—	27
Depreciation and amortization	109	130	265	10	514
Taxes other than income	57	63	72	5	197

Total operating expenses	1,505	1,124	1,261	(831)	3,059

Operating income (loss)	916	291	194	1	1,402

Other income and deductions
Interest expense	(35)	(84)	(45)	(19)	(183)
Other, net	79	3	4	7	93

Total other income and deductions	44	(81)	(41)	(12)	(90)

Income (loss) before income taxes	960	210	153	(11)	1,312
Income taxes	399	94	52	18	563

Net income (loss)	$561	$116	$101	$(29)	$749

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31,
	2011	2010	Variance
Operating revenues	$2,739	$2,421	$318
Operating expenses
Purchased power	549	208	341
Fuel	430	391	39
Operating and maintenance	754	740	14
Depreciation and amortization	139	109	30
Taxes other than income	66	57	9

Total operating expenses	1,938	1,505	433

Operating income	801	916	(115)

Other income and deductions
Interest expense	(45)	(35)	(10)
Other, net	75	79	(4)

Total other income and deductions	30	44	(14)

Income before income taxes	831	960	(129)
Income taxes	336	399	(63)

Net income	$495	$561	$(66)

	ComEd
	Three Months Ended March 31,
	2011	2010	Variance
Operating revenues	$1,466	$1,415	$51
Operating expenses
Purchased power	789	753	36
Operating and maintenance	248	159	89
Operating and maintenance for regulatory required programs(a)	18	19	(1)
Depreciation and amortization	134	130	4
Taxes other than income	77	63	14

Total operating expenses	1,266	1,124	142

Operating income	200	291	(91)

Other income and deductions
Interest expense	(85)	(84)	(1)
Other, net	4	3	1

Total other income and deductions	(81)	(81)	—

Income before income taxes	119	210	(91)
Income taxes	50	94	(44)

Net income	$69	$116	$(47)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31,
	2011	2010	Variance
Operating revenues	$1,153	$1,455	$(302)
Operating expenses
Purchased power	451	524	(73)
Fuel	182	211	(29)
Operating and maintenance	186	181	5
Operating and maintenance for regulatory required programs(a)	20	8	12
Depreciation and amortization	48	265	(217)
Taxes other than income	56	72	(16)

Total operating expenses	943	1,261	(318)

Operating income	210	194	16

Other income and deductions
Interest expense	(34)	(45)	11
Other, net	6	4	2

Total other income and deductions	(28)	(41)	13

Income before income taxes	182	153	29
Income taxes	56	52	4

Net income	$126	$101	$25

	Other(b)
	Three Months Ended March 31,
	2011	2010	Variance
Operating revenues	$(306)	$(830)	$524
Operating expenses
Purchased power	(304)	(827)	523
Fuel	—	(1)	1
Operating and maintenance	(3)	(18)	15
Depreciation and amortization	6	10	(4)
Taxes other than income	4	5	(1)

Total operating expenses	(297)	(831)	534

Operating loss	(9)	1	(10)

Other income and deductions
Interest expense	(17)	(19)	2
Other, net	8	7	1

Total other income and deductions	(9)	(12)	3

Loss before income taxes	(18)	(11)	(7)
Income taxes	4	18	(14)

Net loss	$(22)	$(29)	$7

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$487	$1,612
Restricted cash and investments	22	30
Accounts receivable, net
Customer	1,800	1,932
Other	547	1,196
Mark-to-market derivative assets	462	487
Inventories, net
Fossil fuel	122	216
Materials and supplies	606	590
Deferred income taxes	90	—
Regulatory assets	87	10
Other	436	325

Total current assets	4,659	6,398

Property, plant and equipment, net	30,549	29,941
Deferred debits and other assets
Regulatory assets	4,178	4,140
Nuclear decommissioning trust (NDT) funds	6,625	6,408
Investments	740	732
Goodwill	2,625	2,625
Mark-to-market derivative assets	425	409
Pledged assets for Zion Station decommissioning	809	824
Other	766	763

Total deferred debits and other assets	16,168	15,901

Total assets	$51,376	$52,240

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$50	$—
Short-term notes payable - accounts receivable agreement	225	225
Long-term debt due within one year	1,049	599
Accounts payable	1,331	1,373
Accrued expenses	852	1,040
Deferred income taxes	—	85
Mark-to-market derivative liabilities	37	38
Regulatory liabilities	66	44
Other	561	836

Total current liabilities	4,171	4,240

Long-term debt	11,762	11,614
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	7,215	6,621
Asset retirement obligations	3,546	3,494
Pension obligations	1,516	3,658
Non-pension postretirement benefit obligations	2,251	2,218
Spent nuclear fuel obligation	1,019	1,018
Regulatory liabilities	3,722	3,555
Mark-to-market derivative liabilities	28	21
Payable for Zion Station decommissioning	644	659
Other	1,091	1,102

Total deferred credits and other liabilities	21,032	22,346

Total liabilities	37,355	38,590

Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	9,032	9,006
Treasury stock, at cost	(2,327)	(2,327)
Retained earnings	9,623	9,304
Accumulated other comprehensive loss, net	(2,397)	(2,423)

Total shareholders’ equity	13,931	13,560
Noncontrolling interest	3	3

Total equity	13,934	13,563

Total liabilities and shareholders’ equity	$51,376	$52,240

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$668	$749
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	552	718
Deferred income taxes and amortization of investment tax credits	340	(4)
Net fair value changes related to derivatives	148	(233)
Net realized and unrealized gains on NDT fund investments	(40)	(36)
Other non-cash operating activities	223	72
Changes in assets and liabilities:
Accounts receivable	53	40
Inventories	78	67
Accounts payable, accrued expenses and other current liabilities	(526)	(303)
Option premiums received, net	19	66
Counterparty collateral received (posted), net	(150)	477
Income taxes	733	517
Pension and non-pension postretirement benefit contributions	(2,088)	(98)
Other assets and liabilities	(217)	(171)

Net cash flows provided by (used in) operating activities	(207)	1,861

Cash flows from investing activities
Capital expenditures	(1,150)	(878)
Proceeds from nuclear decommissioning trust fund sales	1,195	909
Investment in nuclear decommissioning trust funds	(1,247)	(966)
Change in restricted cash	8	214
Other investing activities	15	12

Net cash flows used in investing activities	(1,179)	(709)

Cash flows from financing activities
Changes in short-term debt	50	101
Issuance of long-term debt	599	—
Retirement of long-term debt	(1)	(1)
Retirement of long-term debt of variable interest entity	—	(402)
Dividends paid on common stock	(348)	(347)
Proceeds from employee stock plans	8	11
Other financing activities	(47)	—

Net cash flows provided by (used in) financing activities	261	(638)

Increase (decrease) in cash and cash equivalents	(1,125)	514
Cash and cash equivalents at beginning of period	1,612	2,010

Cash and cash equivalents at end of period	$487	$2,524

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$5,052	$—		$5,052	$4,461	$3	(g)	$4,464
Operating expenses
Purchased power	1,485	(95	)(c)	1,390	658	185	(c)	843
Fuel	612	(52	)(c)	560	601	48	(c)	649
Operating and maintenance	1,185	(2	)(d)	1,183	1,062	2	(d)	1,064
Operating and maintenance for regulatory required programs (b)	38	—		38	27	—		27
Depreciation and amortization	327	(24	)(d)	303	514	(15	)(d)	499
Taxes other than income	203	—		203	197	—		197

Total operating expenses	3,850	(173)		3,677	3,059	220		3,279

Operating income	1,202	173		1,375	1,402	(217)		1,185

Other income and deductions
Interest expense	(181)	—		(181)	(183)	—		(183)
Other, net	93	(63	)(e)	30	93	(58	)(e)	35

Total other income and deductions	(88)	(63)		(151)	(90)	(58)		(148)

Income before income taxes	1,114	110		1,224	1,312	(275)		1,037
Income taxes	446	—	(c),(d),(e),(f)	446	563	(188	)(c),(d),(e)(g),(h)	375

Net income	$668	$110		$778	$749	$(87)		$662

Effective tax rate	40.0%			36.4%	42.9%			36.2%
Earnings per average common share
Basic	$1.01	$0.16		$1.17	$1.13	$(0.13)		$1.00
Diluted	$1.01	$0.16		$1.17	$1.13	$(0.13)		$1.00

Average common shares outstanding
Basic	662			662	661			661
Diluted	664			664	662			662
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.14				$(0.21)
Retirement of fossil generating units (d)		0.02				0.01
Unrealized gains related to NDT fund investments (e)		(0.04)				(0.03)
Charge resulting from Illinois tax rate change legislation (f)		0.04				—
2007 Illinois electric rate settlement (g)		—				—
Charge resulting from health care legislation (h)		—				0.10

Total adjustments		$0.16				$(0.13)

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(d)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(e)	Adjustment to exclude the unrealized gains in 2011 and 2010 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(f)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(g)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(h)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in milllions)

Three Months Ended March 31, 2011 and 2010

	Execlon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exclon
2010 GAAP Earnings (Loss)	$1.13	$561	$116	$101	$(29)	$749
2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	—	1	1	—	—	2
Mark-to-Market Impact of Economic Hedging Activities	(0.21)	(142)	—	—	—	(142)
Unrealized Gains Related to NDT Fund Investments (1)	(0.03)	(20)	—	—	—	(20)
Non-Cash Charge Resulting From Health Care Legislation (2)	0.10	26	12	10	17	65
Retirement of Fossil Generating Units (3)	0.01	8	—	—	—	8

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	1.00	434	129	111	(12)	662
Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (4)	0.04	29	—	—	—	29
Nuclear Fuel Costs (5)	(0.01)	(8)	—	—	—	(8)
Capacity Pricing	0.06	37	—	—	—	37
Market and Portfolio Conditions (6)	0.21	139	—	—	—	139
ComEd and PECO Margins:
Weather	0.01	—	3	4	—	7
Load	(0.01)	—	(2)	(3)	—	(5)
Other Energy Delivery (7)	0.06	—	2	36	—	38
2010 Competitive Transition Charge (CTC), net (8)	(0.05)	—	—	(32)	—	(32)
Operating and Maintenance Expense:
Labor, Contracting and Materials (9)	(0.07)	(25)	(10)	(10)	—	(45)
Planned Nuclear Refueling Outages (10)	0.03	19	—	—	—	19
Pension and Non-Pension Postretirement Benefits (11)	0.01	2	(1)	1	2	4
2010 Recovery of Bad Debt Expense at ComEd (12)	(0.06)	—	(36)	—	—	(36)
Other Operating and Maintenance	(0.01)	2	(2)	4	(8)	(4)
Depreciation and Amortization Expense (13)	(0.02)	(13)	(2)	(2)	3	(14)
Income Taxes (14)	—	6	2	(3)	(7)	(2)
Interest Expense (15)	0.01	(6)	(1)	7	6	6
Other (16)	(0.03)	(19)	(9)	13	(2)	(17)

2011 Adjusted (non-GAAP) Operating Earnings (Loss)	1.17	597	73	126	(18)	778
2011 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities	(0.14)	(89)	—	—	—	(89)
Unrealized Gains Related to NDT Fund Investments (1)	0.04	24	—	—	—	24
Retirement of Fossil Generating Units (3)	(0.02)	(16)	—	—	—	(16)
Non-Cash Charge Resulting From Illinois Tax Rate Change Legislation (17)	(0.04)	(21)	(4)	—	(4)	(29)

2011 GAAP Earnings (Loss)	$1.01	$495	$69	$126	$(22)	$668

(1)	Reflects the impact of unrealized gains in 2010 and 2011 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(3)	Primarily reflects accelerated depreciation expense associated with the planned retirement of four fossil generating units.
(4)	Primarily reflects the impact of decreased planned nuclear outage days in 2011, including Salem.
(5)	Reflects the impact of higher nuclear fuel prices.
(6)	Primarily reflects the impact of increased realized market prices for the sale of energy in the Mid-Atlantic region due to the end of the PECO Power Purchase Agreement (PPA) and energy margins at Exelon Wind, which was acquired in December 2010.
(7)	Primarily reflects increased distribution revenue at PECO resulting from the 2010 Pennsylvania electric and gas distribution rate cases.
(8)	Reflects the impact of 2010 CTC recoveries, net of amortization expense, associated with PECO’s transition period, which ended on December 31, 2010.
(9)	Primarily reflects the impacts of increased wages and other benefits and increased contracting expenses.
(10)	Primarily reflects the impact of decreased planned nuclear outage days in 2011, excluding Salem.
(11)	Primarily reflects the impact of the $2.1 billion pension contribution made in January 2011, partially offset by the lower assumed discount rate and expected return on plan assets used in 2011 as compared to 2010 to calculate the pension and other postretirement benefit obligations and costs.
(12)	Reflects a 2010 credit for the recovery of 2008 and 2009 bad debt expense pursuant to the ICC’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(13)	Primarily reflects increased depreciation expense across the operating companies, including the impacts of Exelon Wind, due to ongoing capital expenditures.
(14)	Primarily reflects a reduction in Generation’s manufacturing deduction benefits (given reduced taxable income as a result of bonus depreciation), higher corporate tax rates pursuant to the Illinois tax rate change legislation and increased Pennsylvania state tax expense resulting from the expiration of the CTCs and associated tax planning benefits, partially offset by benefits associated with Pennsylvania bonus depreciation and production tax credits at Exelon Wind.
(15)	Reflects lower interest expense at PECO resulting from the retirement of the PECO Energy Transition Trust (PETT) transition bonds on September 1, 2010 and lower outstanding debt at Corporate, partially offset by higher interest expense at Generation and ComEd due to higher outstanding debt.
(16)	Primarily reflects a reduction in realized gains associated with NDT funds at Generation and Illinois electric distribution tax refunds received in 2010 at ComEd, partially offset by decreased gross receipts tax at PECO (completely offset by decreased PECO margins above).
(17)	Reflects the impact of a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$2,739	$—		$2,739	$2,421	$2	(f)	$2,423
Operating expenses
Purchased power	549	(95	)(b)	454	208	185	(b)	393
Fuel	430	(52	)(b)	378	391	48	(b)	439
Operating and maintenance	754	(2	)(c)	752	740	(1	)(c),(g)	739
Depreciation and amortization	139	(24	)(c)	115	109	(15	)(c)	94
Taxes other than income	66	—		66	57	—		57

Total operating expenses	1,938	(173)		1,765	1,505	217		1,722

Operating income	801	173		974	916	(215)		701

Other income and deductions
Interest expense	(45)	—		(45)	(35)	—		(35)
Other, net	75	(63	)(d)	12	79	(58	)(d)	21

Total other income and deductions	30	(63)		(33)	44	(58)		(14)

Income before income taxes	831	110		941	960	(273)		687
Income taxes	336	8	(b),(c),(d),(e)	344	399	(146	)(b),(c),(d),(f),(g)	253

Net income	$495	$102		$597	$561	$(127)		$434

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(c)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(d)	Adjustment to exclude the unrealized gains in 2011 and 2010 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(e)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(f)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(g)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	GAAP (a)	Adjustments		Adjusted Non - GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,466	$—		$1,466	$1,415	$1	(d)	$1,416
Operating expenses
Purchased power	789	—		789	753	—		753
Operating and maintenance	248	—		248	159	(3	)(e)	156
Operating and maintenance for regulatory required programs (b)	18	—		18	19	—		19
Depreciation and amortization	134	—		134	130	—		130
Taxes other than income	77	—		77	63	—		63

Total operating expenses	1,266	—		1,266	1,124	(3)		1,121

Operating income	200	—		200	291	4		295

Other income and deductions
Interest expense	(85)	—		(85)	(84)	—		(84)
Other, net	4	—		4	3	—		3

Total other income and deductions	(81)	—		(81)	(81)	—		(81)

Income before income taxes	119	—		119	210	4		214
Income taxes	50	(4	)(c)	46	94	(9	)(d),(e)	85

Net income	$69	$4		$73	$116	$13		$129

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(d)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(e)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended March 31, 2011			Three Months Ended March 31, 2010
	GAAP (a)	Adjustments	Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,153	$—	$1,153	$1,455	$—		$1,455
Operating expenses
Purchased power	451	—	451	524	—		524
Fuel	182	—	182	211	—		211
Operating and maintenance	186	—	186	181	(2	)(c)	179
Operating and maintenance for regulatory required programs (b)	20	—	20	8	—		8
Depreciation and amortization	48	—	48	265	—		265
Taxes other than income	56	—	56	72	—		72

Total operating expenses	943	—	943	1,261	(2)		1,259

Operating income	210	—	210	194	2		196

Other income and deductions
Interest expense	(34)	—	(34)	(45)	—		(45)
Other, net	6	—	6	4	—		4

Total other income and deductions	(28)	—	(28)	(41)	—		(41)

Income before income taxes	182	—	182	153	2		155
Income taxes	56	—	56	52	(8	)(c)	44

Net income	$126	$—	$126	$101	$10		$111

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended March 31, 2011				Three Months Ended March 31, 2010
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(306)	$—		$(306)	$(830)	$—		$(830)
Operating expenses
Purchased power	(304)	—		(304)	(827)	—		(827)
Fuel	—	—		—	(1)	—		(1)
Operating and maintenance	(3)	—		(3)	(18)	8	(c)	(10)
Depreciation and amortization	6	—		6	10	—		10
Taxes other than income	4	—		4	5	—		5

Total operating expenses	(297)	—		(297)	(831)	8		(823)

Operating income (loss)	(9)	—		(9)	1	(8)		(7)

Other income and deductions
Interest expense	(17)	—		(17)	(19)	—		(19)
Other, net	8	—		8	7	—		7

Total other income and deductions	(9)	—		(9)	(12)	—		(12)

Loss before income taxes	(18)	—		(18)	(11)	(8)		(19)
Income taxes	4	(4	)(b)	—	18	(25	)(c)	(7)

Net loss	$(22)	$4		$(18)	$(29)	$17		$(12)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude a one-time, non-cash charge to remeasure deferred taxes at higher corporate tax rates pursuant to the Illinois tax rate change legislation.
(c)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	12,370	11,974	12,076	11,691	11,776
Midwest	22,822	23,141	23,675	23,344	22,333

Total Nuclear Generation	35,192	35,115	35,751	35,035	34,109
Fossil and Renewables
Mid-Atlantic (b)	2,166	2,115	2,582	2,175	2,564
Midwest	157	45	16	7	—
South and West	509	93	691	310	119

Total Fossil and Renewables	2,832	2,253	3,289	2,492	2,683
Purchased Power
Mid-Atlantic	750	442	599	414	463
Midwest	1,412	1,776	1,774	1,568	1,914
South and West	2,181	2,632	4,084	2,695	2,701

Total Purchased Power	4,343	4,850	6,457	4,677	5,078
Total Supply by Region
Mid-Atlantic	15,286	14,531	15,257	14,280	14,803
Midwest	24,391	24,962	25,465	24,919	24,247
South and West	2,690	2,725	4,775	3,005	2,820

	42,367	42,218	45,497	42,204	41,870

	Three Months Ended
	Mar. 31, 2011	Dec. 31, 2010	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010
Electric Sales (in GWhs)
ComEd (c)	—	—	—	1,895	3,428
PECO	—	9,756	11,976	10,044	10,228
Market and Retail (c)	42,367	32,462	33,521	30,265	28,214

Total Electric Sales (d)	42,367	42,218	45,497	42,204	41,870

Average Margin ($/MWh) (e)(f)(g)
Mid-Atlantic	$59.92	$51.75	$36.97	$40.83	$41.41
Midwest	39.60	41.14	41.00	40.78	41.00
South and West	(1.49)	(10.64)	(2.30)	(14.31)	(16.67)
Average Margin - Overall Portfolio	$44.30	$41.45	$35.11	$36.87	$37.26
Around-the-clock Market Prices ($/MWh) (h)
PJM West Hub	$45.82	$43.65	$52.25	$43.21	$44.54
NiHub	34.10	27.26	38.32	32.35	34.47
ERCOT North Spark Spread	8.00	(0.69)	8.25	1.52	(0.02)

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the Request for Proposal (RFP) are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	Total sales do not include trading volume of 1,333 GWhs, 740 GWhs, 1,077 GWhs, 889 GWhs and 920 GWhs for the three months ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.
(e)	Excludes retail gas activity, trading portfolio, the $57 million lower of cost or market impairment of certain SO2 allowances and amounts paid related to the Illinois Settlement Legislation.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively,
(h)	Represents the average for the quarter. Henry Hub prices denominated in $/mmbtu.

EXELON CORPORATION

ComEd Statistics

Three Months Ended March 31, 2011 and 2010

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2011	2010	% Change	Weather- Normal % Change	2011	2010	% Change
Retail Deliveries and Sales (a)
Residential	6,953	6,943	0.1%	(1.8)%	$834	$778	7.2%
Small Commercial & Industrial	8,074	7,930	1.8%	0.6%	382	387	(1.3)%
Large Commercial & Industrial	6,819	6,663	2.3%	1.4%	90	97	(7.2)%
Public Authorities & Electric Railroads	330	367	(10.1)%	(11.5)%	14	18	(22.2)%

Total Retail	22,176	21,903	1.2%	(0.1)%	1,320	1,280	3.1%

Other Revenue (b)					146	135	8.1%

Total Electric Revenue					$1,466	$1,415	3.6%

Purchased Power					$789	$753	4.8%

				% Change
Heating and Cooling Degree-Days	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	3,332	3,110	3,208	7.1%	3.9%

Number of Electric Customers	2011	2010
Residential	3,454,410	3,441,055
Small Commercial & Industrial	364,585	361,370
Large Commercial & Industrial	1,994	1,967
Public Authorities & Electric Railroads	5,004	4,986

Total	3,825,993	3,809,378

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM). Other items include late payment charges and mutual assistance program revenues.

EXELON CORPORATION

PECO Statistics

Three Months Ended March 31, 2011 and 2010

	Electric and Gas Deliveries				Revenue (in millions)
	2011	2010	% Change	Weather- Normal % Change	2011	2010	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,590	3,527	1.8%	0.5%	$493	$473	4.2%
Small Commercial & Industrial	2,139	2,150	(0.5)%	(1.1)%	169	248	(31.9)%
Large Commercial & Industrial	3,688	3,794	(2.8)%	(2.7)%	108	324	(66.7)%
Public Authorities & Electric Railroads	242	246	(1.6)%	(1.6)%	11	23	(52.2)%

Total Retail	9,659	9,717	(0.6)%	(1.1)%	781	1,068	(26.9)%

Other Revenue (b)					63	61	3.3%

Total Electric Revenue					844	1,129	(25.2)%

Gas (in mmcfs)
Retail Sales	28,734	27,584	4.2%	0.7%	296	318	(6.9)%
Transportation and Other	8,960	8,617	4.0%	4.1%	13	8	62.5%

Total Gas	37,694	36,201	4.1%	1.5%	309	326	(5.2)%

Total Electric and Gas Revenues					$1,153	$1,455	(20.8)%

Purchased Power					$451	$524	(13.9)%
Fuel					$182	$211	(13.7)%

Total Purchased Power and Fuel					$633	$735	(13.9)%

				% Change
Heating and Cooling Degree-Davs	2011	2010	Normal	From 2010	From Normal
Heating Degree-Days	2,506	2,411	2,510	3.9%	(0.2)%

Number of Electric Customers	2011	2010	Number of Gas Customers	2011	2010
Residential	1,414,103	1,406,614	Residential	449,398	446,440
Small Commercial & Industrial	156,759	156,374	Commercial & Industrial	41,254	41,286

Large Commercial & Industrial	3,096	3,091	Total Retail	490,652	487,726
Public Authorities & Electric Railroads	1,081	1,084	Transportation	857	795

Total	1,575,039	1,567,163	Total	491,509	488,521

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers electing to receive electric generation service from a competitive electric generation supplier. All customers are assessed charges for distribution. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM, wholesale revenue and other wholesale energy sales.